EXHIBIT 10.7(1)

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New York, NY 10167

phone: 646.430.6000
fax: 646.430.6250
e-mail: help@tradeweb.com
www.tradeweb.com

October 29, 2025
Refinitiv US LLC
Refinitiv US Organization LLC
28 Liberty Street
New York, NY 10005
Attention: Catherine Johnson, General Counsel
Re: Notice of Transition Period under Market Data Agreement

Dear Catherine:
Reference is made to that certain Tradeweb Master Data License Agreement dated November 1, 2023 by and among Tradeweb Markets LLC (“Tradeweb”) and Refinitiv US LLC and Refinitiv US Organization LLC (together, “LSEG” and collectively with Tradeweb, the “Parties”) (as amended from time to time, the “Master Agreement”), as well as each Data Schedule (1 through 5) entered into as of November 1, 2023 by and between Tradeweb and Refinitiv US LLC in accordance with the Master Agreement (each, as amended from time to time, a “Data Schedule”).
As you know, the Parties have been engaged in active discussions as to a renewal of each Data Schedule (other than Data Schedule 3, which previously terminated upon its own terms as of October 31, 2024), and have an agreement in principle on the material terms. However, if the Parties are unable to formally execute a mutually agreed written renewal on or before October 31, 2025 each such Data Schedule will immediately and automatically terminate in the absence of a Transition Period (as defined in each applicable Data Schedule).
As such, pursuant to its rights under the “License Period” section in each currently-active Data Schedule, Tradeweb hereby provides LSEG with notice that the Transition Period applicable to each such Data Schedule shall begin effective as of November 1, 2025, and all terms therein shall remain in effect thereafter in accordance with the Master Agreement and such Data Schedule.
As we have discussed, we expect to continue finalizing a formal renewal agreement over the coming weeks, and we are providing this notice as a technical requirement to keep our data arrangements in place while we finish that process.
If you have any questions please do not hesitate to reach out.

Best Regards,

/s/Douglas Friedman

Douglas Friedman
Chief Legal Officer
Tradeweb Markets LLC